Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: Inductis, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the Form S-1 Registration Statement of our report dated May 22, 2006, except for note 23(b) which is dated June 18, 2006, relating to the consolidated financial statements of Inductis, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Russell Bedford Stefanou Mirchandani LLP

New York, New York

September 15, 2006